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                                                                    Exhibit 23.7

[LETTERHEAD OF SALOMON SMITH BARNEY]


                     CONSENT OF SALOMON SMITH BARNEY INC.

We hereby consent to the use of our name and to the description of our opinion letter, dated January 27, 2000, to the Board of Directors of Markel Corporation ("Markel") under the captions "Summary--Opinion of Markel's Financial Advisor", "The Transactions--Reasons for the Proposed Transactions" and "--Opinion of Markel's Financial Advisor" in, and to the inclusion of such opinion letter as Appendix C to, the Joint Proxy Statement/Prospectus of Markel and Terra Nova (Bermuda) Holdings, Ltd., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-88609) of Markel Holdings Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                              SALOMON SMITH BARNEY INC.

                                              By: /s/ David Head
                                                 ----------------------
                                                      David Head
                                                      Managing Director

New York, New York
February 4, 2000


SALOMON SMITH BARNEY INC. 388 Greenwich Street, New York, NY 10013